UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

VERAZ NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

926 Rock Avenue, Suite 20 San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Veraz Networks, Inc. (“Veraz” or the “Company”) received a staff deficiency letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market under Marketplace Rule 5450(a)(1) (the “Rule”).

In accordance with Marketplace Rule 5810(c)(3)(A), Veraz has been given 180 calendar days, or until March 15, 2010, to regain compliance with the Rule. If Veraz does not regain compliance with the Rule by March 15, 2010, Nasdaq will provide written notification to Veraz that its common stock may be delisted. At that time, Veraz may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel. There can be no assurance that, if Veraz does appeal the Nasdaq Staff’s Determination, such appeal would be successful.

A copy of the Company’s press release announcing receipt of the staff determination letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 18, 2009, entitled “Veraz Networks Receives Nasdaq Listing Compliance Notice”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERAZ NETWORKS, INC.

Dated: September 18, 2009	By:	/s/ Eric C. Schlezinger
Eric C. Schlezinger
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 18, 2009, entitled “Veraz Networks Receives Nasdaq Listing Compliance Notice”